Exhibit 99.1
SelectQuote, Inc. Reports Third Quarter of Fiscal Year 2025 Results

Third Quarter of Fiscal Year 2025 – Consolidated Earnings Highlights

•Revenue of $408.2 million
•Net income of $26.0 million
•Adjusted EBITDA* of $37.7 million

Fiscal Year 2025 Guidance Ranges:

•Revenue expected in a range of $1.500 billion to $1.575 billion
•Net income (loss) expected in a range of $(1) million to $28 million
•Adjusted EBITDA* expected in a range of $115 million to $140 million

Third Quarter Fiscal Year 2025 – Segment Highlights

Senior
•Revenue of $169.4 million
•Adjusted EBITDA* of $45.7 million
•Approved Medicare Advantage policies of 168,001

Healthcare Services
•Revenue of $189.6 million
•Adjusted EBITDA* of $6.4 million
•105,523 SelectRx members

Life
•Revenue of $45.8 million
•Adjusted EBITDA* of $6.4 million

OVERLAND PARK, Kan., May 12, 2025--(BUSINESS WIRE)--SelectQuote, Inc. (NYSE: SLQT) reported consolidated revenue for the third quarter of fiscal year 2025 of $408.2 million compared to consolidated revenue for the third quarter of fiscal year 2024 of $376.4 million. Consolidated net income for the third quarter of fiscal year 2025 was $26.0 million compared to consolidated net income for the third quarter of fiscal year 2024 of $8.6 million. Finally, consolidated Adjusted EBITDA* for the third quarter of fiscal year 2025 was $37.7 million compared to consolidated Adjusted EBITDA* for the third quarter of fiscal year 2024 of $46.6 million.

SelectQuote Chief Executive Officer, Tim Danker, remarked, “We are very proud of the service and value we delivered to America’s seniors over this past year’s highly unique Medicare Advantage season. SelectQuote’s agent-led model paired with our technology-enabled information advantage made our platform more valuable than ever to participants in the healthcare ecosystem. Policy features changed materially and plan termination activity from carriers was significantly higher than historical averages. Through that volatility and confusion, SelectQuote’s agents again delivered remarkable and efficient service, highlighted by a 15% increase in year-over-year policy close rates. SelectQuote is organized to help each and every customer as an individual and despite significant change, our agents were able to help a higher percentage of them this year than last. Strong execution in our Senior business paired with continued performance in Healthcare Services and our Life division all contributed to successful consolidated results for our fiscal 3rd quarter.”

* See “Non-GAAP Financial Measures” below.

Segment Results

We currently have three reportable segments: 1) Senior, 2) Healthcare Services and 3) Life. The performance measures of the segments include total revenue and Adjusted EBITDA.* Costs of commissions and other services revenue, cost of goods sold-pharmacy revenue, marketing and advertising, selling, general, and administrative, and technical development operating expenses that are directly attributable to a segment are reported within the applicable segment. Indirect costs of revenue, marketing and advertising, selling, general, and administrative, and technical development operating expenses are allocated to each segment based on varying metrics such as headcount. Adjusted EBITDA is our segment profit measure to evaluate the operating performance of our business. We define Adjusted EBITDA as income (loss) before income tax expense (benefit) plus: (i) interest expense, net; (ii) depreciation and amortization; (iii) share-based compensation; (iv) goodwill, long-lived asset, and intangible assets impairments; (v) transaction costs; (vi) loss on disposal of property, equipment and software, net; (vii) other non-recurring expenses and income; (viii) changes in fair value of warrant liabilities. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by revenue.

Senior

Financial Results

The following table provides the financial results for the Senior segment for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands)	2025	2024	% Change	2025	2024	% Change
Revenue	$169,442	$204,259	(17)%	$517,930	$541,705	(4)%
Adjusted EBITDA*	45,701	61,494	(26)%	153,949	138,871	11%
Adjusted EBITDA Margin*	27%	30%		30%	26%

Operating Metrics

Submitted Policies

Submitted policies are counted when an individual completes an application with our licensed agent and provides authorization to the agent to submit the application to the insurance carrier partner. The applicant may have additional actions to take before the application will be reviewed by the insurance carrier.

The following table shows the number of submitted policies for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
	2025	2024	% Change	2025	2024	% Change
Medicare Advantage	201,817	226,692	(11)%	588,872	602,936	(2)%
All other (1)	22,858	18,677	22%	65,975	57,646	14%
Total	224,675	245,369	(8)%	654,847	660,582	(1)%
(1) Represents the submitted policies for medicare supplement, dental, vision and hearing, prescription drug plan and other.

Approved Policies

Approved policies represents the number of submitted policies that were approved by our insurance carrier partners for the identified product during the indicated period. Not all approved policies will go in force.

* See “Non-GAAP Financial Measures” below.

The following table shows the number of approved policies for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
	2025	2024	% Change	2025	2024	% Change
Medicare Advantage	168,001	185,716	(10)%	507,530	517,973	(2)%
All other (1)	17,623	16,390	8%	50,316	48,570	4%
Total	185,624	202,106	(8)%	557,846	566,543	(2)%
(1) Represents the approved policies for medicare supplement, dental, vision and hearing, prescription drug plan and other.

Lifetime Value of Commissions per Approved Policy

Lifetime value of commissions per approved policy represents commissions estimated to be collected over the estimated life of an approved policy based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints. The lifetime value of commissions per approved policy is equal to the sum of the commission revenue due upon the initial sale of a policy, and when applicable, an estimate of future renewal commissions.

The following table shows the lifetime value of commissions per approved policy for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(dollars per policy):	2025	2024	% Change	2025	2024	% Change
Medicare Advantage	$915	$995	(8)%	$892	$923	(3)%
All other (1)	151	139	9%	139	134	4%
(1) Represents the weighted average LTV per approved policy.

Healthcare Services

Financial Results

The following table provides the financial results for the Healthcare Services segment for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands)	2025	2024	% Change	2025	2024	% Change
Revenue	$189,569	$124,207	53%	$528,677	$333,284	59%
Adjusted EBITDA*	6,445	1,609	301%	13,534	6,911	96%
Adjusted EBITDA Margin*	3%	1%		3%	2%
Operating Metrics

Members

The total number of SelectRx members represents the amount of active customers to which an order has been shipped and the prescriptions per day represents the total average prescriptions shipped per business day. These two metrics are the primary drivers of revenue for Healthcare Services.

* See “Non-GAAP Financial Measures” below.

The following table shows the total number of SelectRx members as of the periods presented:

	March 31, 2025	March 31, 2024
Total SelectRx Members	105,523	75,074

The total number of SelectRx members increased by 41% as of March 31, 2025, compared to March 31, 2024, due to our strategy to grow SelectRx membership.

The following table shows the average prescriptions shipped per day for the periods presented:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Prescriptions Per Day	29,015	20,216	26,942	17,582

Combined Senior and Healthcare Services - Consumer Per Unit Economics

The opportunity to leverage our existing database and distribution model to improve access to healthcare services for our consumers has created a need for us to review our key metrics related to our per unit economics. As we think about the revenue and expenses for Healthcare Services, we note that they are primarily driven by the marketing acquisition costs associated with the sale of an MA or MS policy, some of which costs are allocated directly to Healthcare Services, and therefore determined that our per unit economics measure should include components from both Senior and Healthcare Services. See details of revenue and expense items included in the calculation below.

Combined Senior and Healthcare Services consumer per unit economics represents total MA and MS commissions; other product commissions; other revenues, including revenues from Healthcare Services; and operating expenses associated with Senior and Healthcare Services, each shown per number of approved MA and MS policies over a given time period. Management assesses the business on a per-unit basis to help ensure that the revenue opportunity associated with a successful policy sale is attractive relative to the marketing acquisition cost. Because not all acquired leads result in a successful policy sale, all per-policy metrics are based on approved policies, which is the measure that triggers revenue recognition.

The MA and MS commission per MA/MS policy represents the LTV for policies sold in the period. Other commission per MA/MS policy represents the LTV for other products sold in the period, including DVH prescription drug plan, and other products, which management views as additional commission revenue on our agents’ core function of MA/MS policy sales. Pharmacy revenue per MA/MS policy represents revenue from SelectRx, and other revenue per MA/MS policy represents revenue from Population Health, production bonuses, marketing development funds, lead generation revenue, and adjustments from the Company’s reassessment of its cohorts’ transaction prices. Total operating expenses per MA/MS policy represents all of the operating expenses within Senior and Healthcare Services. The revenue to customer acquisition cost (“CAC”) multiple represents total revenue as a multiple of total marketing acquisition cost, which represents the direct costs of acquiring leads. These costs are included in marketing and advertising expense within the total operating expenses per MA/MS policy.

The following table shows combined Senior and Healthcare Services consumer per unit economics for the periods presented. Based on the seasonality of Senior and the fluctuations between quarters, we believe that the most relevant view of per unit economics is on a rolling 12-month basis. All per MA/MS policy metrics below are based on the sum of approved MA/MS policies, as both products have similar commission profiles.

	Twelve Months Ended March 31,
(dollars per approved policy):	2025	2024
MA and MS approved policies	616,379	630,013
MA and MS commission per MA / MS policy	$885	$907
Other commission per MA/MS policy	13	10
Pharmacy revenue per MA/MS policy	1,063	641
Other revenue per MA/MS policy	103	126
Total revenue per MA / MS policy	2,064	1,684
Total operating expenses per MA / MS policy	(1,794)	(1,425)
Adjusted EBITDA per MA/MS policy *	$270	$259
Adjusted EBITDA Margin per MA/MS policy *	13%	15%
Revenue / CAC multiple	5.8X	4.2X

Total revenue per MA/MS policy increased 23% for the twelve months ended March 31, 2025, compared to the twelve months ended March 31, 2024, primarily due to the increase in pharmacy revenue. Total operating expenses per MA/MS policy increased 26% for the twelve months ended March 31, 2025, compared to the twelve months ended March 31, 2024, driven by an increase in cost of goods sold-pharmacy revenue for Healthcare Services due to the growth of the business.

Life

Financial Results

The following table provides the financial results for the Life segment for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands)	2025	2024	% Change	2025	2024	% Change
Revenue	$45,842	$40,686	13%	$124,993	$115,855	8%
Adjusted EBITDA*	6,364	3,138	103%	19,747	12,945	53%
Adjusted EBITDA Margin*	14%	8%		16%	11%

Operating Metrics

Life premium represents the total premium value for all policies that were approved by the relevant insurance carrier partner and for which the policy document was sent to the policyholder and payment information was received by the relevant insurance carrier partner during the indicated period. Because our commissions are earned based on a percentage of total premium, total premium volume for a given period is the key driver of revenue for our Life segment.

The following table shows term and final expense premiums for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands)	2025	2024	% Change	2025	2024	% Change
Term Premiums	$18,930	$16,788	13%	$51,459	$52,376	(2)%
Final Expense Premiums	27,681	23,724	17%	74,292	62,811	18%
Total	$46,611	$40,512	15%	$125,751	$115,187	9%

* See “Non-GAAP Financial Measures” below.

Earnings Conference Call

SelectQuote, Inc. will host a conference call with the investment community on May 12, 2025, beginning at 8:30 a.m. ET. To register for this conference call, please use this link: https://registrations.events/direct/Q4I731198247. After registering, a confirmation will be sent via email, including dial-in details and unique conference call codes for entry. Registration is open through the live call, but to ensure you are connected for the full call we suggest registering at least 10 minutes before the start of the call. The event will also be webcasted live via our investor relations website https://ir.selectquote.com/investor-home/default.aspx.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our GAAP financial results, we have presented in this release Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We define Adjusted EBITDA as net income (loss) before income tax expense (benefit), plus interest expense, depreciation and amortization, changes in fair value of warrant liabilities, and certain add-backs for non-cash or non-recurring expenses, including restructuring and share-based compensation expenses. The most directly comparable GAAP measure is income (loss) before tax expense (benefit). We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. The most directly comparable GAAP measure is net income margin. We monitor and have presented in this release Adjusted EBITDA and Adjusted EBITDA Margin because they are key measures used by our management and Board of Directors to understand and evaluate our operating performance, to establish budgets, and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of these non-GAAP financial measures. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. Reconciliations of net income (loss) before income tax expense (benefit) to Adjusted EBITDA are presented below beginning on page 12.

Forward Looking Statements

This release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: our reliance on a limited number of insurance carrier partners and any potential termination of those relationships or failure to develop new relationships; existing and future laws and regulations affecting the health insurance market; changes in health insurance products offered by our insurance carrier partners and the health insurance market generally; insurance carriers offering products and services directly to consumers; changes to commissions paid by insurance carriers and underwriting practices; competition with brokers, exclusively online brokers and carriers who opt to sell policies directly to consumers; competition from government-run health insurance exchanges; developments in the U.S. health insurance system; our dependence on revenue from carriers in our senior segment and downturns in the senior health as well as life, automotive and home insurance industries; our ability to develop new offerings and penetrate new vertical markets; risks from third-party products; failure to enroll individuals during the Medicare annual enrollment period; our ability to attract, integrate and retain qualified personnel; our dependence on lead providers and ability to compete for leads; failure to obtain and/or convert sales leads to actual sales of insurance policies; access to data from consumers and insurance carriers; accuracy of information provided from and to consumers during the insurance shopping process; cost-effective advertisement through internet search engines; ability to contact consumers and market products by telephone; global economic conditions, including inflation; disruption to operations as a result of future acquisitions; significant estimates and assumptions in the preparation of our financial statements; impairment of goodwill; potential litigation and other legal proceedings or inquiries; our existing and future indebtedness; our ability to maintain compliance with our debt covenants; access to additional capital; failure to protect our intellectual property and our brand; fluctuations in our financial results caused by seasonality; accuracy and timeliness of commissions reports from insurance carriers; timing of insurance carriers’ approval and payment practices; factors that impact our estimate of the constrained lifetime value of commissions per policyholder; changes in accounting rules, tax legislation and other legislation; disruptions or failures of our technological infrastructure and platform; failure to maintain relationships with third-party service providers; cybersecurity breaches or other attacks involving our systems or those of our insurance carrier partners or third-party service providers; our ability to protect consumer information and other data; failure to market and sell Medicare plans effectively or in compliance with laws; and and other factors related to our pharmacy business, including manufacturing or supply chain disruptions, access to and demand for prescription drugs, and regulatory changes or other industry developments that may affect our pharmacy operations. For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in the most recent Annual Report on Form 10-K (the “Annual Report”) and subsequent periodic reports filed by us with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

About SelectQuote:

Founded in 1985, SelectQuote (NYSE: SLQT) pioneered the model of providing unbiased comparisons from multiple, highly-rated insurance companies, allowing consumers to choose the policy and terms that best meet their unique needs. Two foundational pillars underpin SelectQuote’s success: a strong force of highly-trained and skilled agents who provide a consultative needs analysis for every consumer, and proprietary technology that sources and routes high-quality leads. Today, the Company operates an ecosystem offering high touchpoints for consumers across insurance, pharmacy, and virtual care.

With an ecosystem offering engagement points for consumers across insurance, Medicare, pharmacy, and value-based care, the company now has three core business lines: SelectQuote Senior, SelectQuote Healthcare Services, and SelectQuote Life. SelectQuote Senior serves the needs of a demographic that sees around 10,000 people turn 65 each day with a range of Medicare Advantage and Medicare Supplement plans. SelectQuote Healthcare Services is comprised of the SelectRx Pharmacy, a Patient-Centered Pharmacy Home™ (PCPH) accredited pharmacy, SelectPatient Management, a provider of chronic care management services, and Healthcare Select which proactively connects consumers with a wide breadth of healthcare services supporting their needs.

Investor Relations:
Sloan Bohlen
877-678-4083
investorrelations@selectquote.com

Media:
Matt Gunter
913-286-4931
matt.gunter@selectquote.com

Source: SelectQuote, Inc.

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	March 31, 2025	June 30, 2024
ASSETS
CURRENT ASSETS:
Cash, cash equivalents, and restricted cash	$84,795	$42,690
Accounts receivable, net of allowances of $12.0 million and $8.2 million, respectively	184,879	150,035
Commissions receivable-current	75,326	119,871
Other current assets	15,216	20,327
Total current assets	360,216	332,923
COMMISSIONS RECEIVABLE—Net	839,757	761,446
PROPERTY AND EQUIPMENT—Net	15,411	18,973
SOFTWARE—Net	14,425	13,978
OPERATING LEASE RIGHT-OF-USE ASSETS	24,799	23,437
INTANGIBLE ASSETS—Net	7,098	10,194
GOODWILL	29,438	29,438
OTHER ASSETS	4,689	3,519
TOTAL ASSETS	$1,295,833	$1,193,908

LIABILITIES, PREFERRED STOCK, AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$77,713	$36,587
Accrued expenses	17,481	16,904
Accrued compensation and benefits	59,257	57,594
Operating lease liabilities—current	4,847	4,709
Current portion of long-term debt	28,991	45,854
Contract liabilities	945	8,066
Other current liabilities	4,469	4,873
Total current liabilities	193,703	174,587
LONG-TERM DEBT, NET—less current portion	362,493	637,480
DEFERRED INCOME TAXES	39,980	37,478
OPERATING LEASE LIABILITIES	26,183	25,685
OTHER LIABILITIES	115,649	1,877
Total liabilities	738,008	877,107

COMMITMENTS AND CONTINGENCIES
PREFERRED STOCK:
Senior Non-Convertible Preferred Stock, $0.01 par value, 350,000 shares and no shares issued and outstanding as of March 31, 2025 and June 30, 2024, respectively, current liquidation preference of $354.4 million and $0.0 million as of March 31, 2025 and June 30, 2024, respectively	207,613	—
SHAREHOLDERS’ EQUITY:
Common stock, $0.01 par value	1,727	1,694
Additional paid-in capital	583,542	580,764
Accumulated deficit	(235,057)	(269,769)
Accumulated other comprehensive income	—	4,112
Total shareholders’ equity	350,212	316,801
TOTAL LIABILITIES, PREFERRED STOCK, AND SHAREHOLDERS’ EQUITY	$1,295,833	$1,193,908

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(In thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
REVENUE:
Commissions and other services	$222,889	$256,118	$663,338	$690,702
Pharmacy	185,271	120,282	518,154	323,865
Total revenue	408,160	376,400	1,181,492	1,014,567

OPERATING COSTS AND EXPENSES:
Cost of commissions and other services revenue	79,412	84,315	246,283	254,250
Cost of goods sold—pharmacy revenue	162,304	106,172	448,029	284,360
Marketing and advertising	92,733	109,276	254,222	288,676
Selling, general, and administrative	41,685	34,971	122,850	97,049
Technical development	9,967	8,604	29,086	24,291
Total operating costs and expenses	386,101	343,338	1,100,470	948,626

INCOME FROM OPERATIONS	22,059	33,062	81,022	65,941

INTEREST EXPENSE, NET	(20,407)	(24,330)	(67,160)	(70,141)
CHANGE IN FAIR VALUE OF WARRANTS	32,986	—	25,344	—
OTHER EXPENSE, NET	(37)	(12)	(70)	(51)
INCOME (LOSS) BEFORE INCOME TAX EXPENSE (BENEFIT)	34,601	8,720	39,136	(4,251)
INCOME TAX EXPENSE (BENEFIT)	8,579	169	4,424	(1,143)

NET INCOME (LOSS)	$26,022	$8,551	$34,712	$(3,108)
Senior Non-Convertible Preferred Stock accumulated dividends and accretion	$(5,787)	$—	$(5,787)	$—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$20,235	$8,551	$28,925	$(3,108)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS PER SHARE:
Basic	$0.11	$0.05	$0.17	$(0.02)
Diluted	$0.03	$0.05	$0.13	$(0.02)

WEIGHTED-AVERAGE COMMON STOCK OUTSTANDING USED IN PER SHARE AMOUNTS:
Basic	178,156	169,070	173,462	168,291
Diluted	186,639	170,956	178,895	168,291

OTHER COMPREHENSIVE LOSS NET OF TAX:
Change in cash flow hedge	—	(1,771)	(4,112)	(7,203)
OTHER COMPREHENSIVE LOSS	—	(1,771)	(4,112)	(7,203)
COMPREHENSIVE INCOME (LOSS)	$26,022	$6,780	$30,600	$(10,311)

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine months ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$34,712	$(3,108)
Adjustments to reconcile net income (loss) to net cash, cash equivalents, and restricted cash used in operating activities:
Depreciation and amortization	15,584	18,591
Loss on disposal of property, equipment, and software	160	13
Share-based compensation expense	13,505	10,512
Deferred income taxes	4,424	(2,151)
Amortization of debt issuance costs and debt discount	3,880	4,863
Write-off of debt issuance costs	93	293
Accrued interest payable in kind	13,301	14,323
Change in fair value of warrants	(25,344)	—
Non-cash lease expense	2,849	1,945
Bad debt expense	4,203	4,602
Changes in operating assets and liabilities:
Accounts receivable, net	(39,047)	(103,121)
Commissions receivable	(33,765)	7,375
Other assets	(343)	(2,620)
Accounts payable and accrued expenses	41,163	36,073
Operating lease liabilities	(3,574)	(3,802)
Other liabilities	(5,985)	11,453
Net cash provided by (used in) operating activities	25,816	(4,759)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,690)	(3,114)
Proceeds from sales of property and equipment	—	253
Purchases of software and capitalized software development costs	(6,513)	(6,065)
Net cash used in investing activities	(8,203)	(8,926)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving line of credit	166,900	—
Payments on revolving line of credit	(166,900)	—
Payments on Term Loans	(384,644)	(30,412)
Proceeds on ABS Notes	99,095	—
Payments on ABS Notes	(11,723)	—
Payments on other debt	(202)	(112)
Proceeds from common stock options exercised and employee stock purchase plan	112	8
Proceeds from issuance of Senior Non-Convertible Preferred Stock	337,855	—
Senior Non-Convertible Preferred Stock issuance costs	(7,076)	—
Payments of tax withholdings related to net share settlement of equity awards	(5,019)	(374)
Payments of debt issuance costs	(2,479)	(773)
Net cash provided by (used in) financing activities	25,919	(31,663)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	43,532	(45,348)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —Beginning of period	42,690	83,156
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —End of period	$86,222	$37,808

SELECTQUOTE, INC. AND SUBSIDIARIES
Adjusted EBITDA to Income (Loss) before income tax expense (benefit) Reconciliation
(Unaudited)

	Three Months Ended March 31, 2025
(in thousands)	Senior	Healthcare Services	Life	Total
Adjusted Segment EBITDA	$45,701	$6,445	$6,364	$58,510
All other Adjusted EBITDA				3,549
Corporate & elimination of intersegment profits				(24,336)
Adjusted EBITDA				$37,723

Share-based compensation expense				(4,960)
Transaction costs				(5,813)
Depreciation and amortization				(4,925)
Loss on disposal of property, equipment, and software, net				(3)
Change in fair value of warrants				32,986
Interest expense, net				(20,407)
Income before income tax expense (benefit)				$34,601

	Three Months Ended March 31, 2024
(in thousands)	Senior	Healthcare Services	Life	Total
Adjusted Segment EBITDA	$61,494	$1,609	$3,138	$66,241
All other Adjusted EBITDA				3,609
Corporate & elimination of intersegment profits				(23,252)
Adjusted EBITDA				$46,598

Share-based compensation expense				(3,515)
Transaction costs				(3,325)
Depreciation and amortization				(6,704)
Loss on disposal of property, equipment, and software, net				(4)
Interest expense, net				(24,330)
Income before income tax expense (benefit)				$8,720

SELECTQUOTE, INC. AND SUBSIDIARIES
Adjusted EBITDA to Income (Loss) before income tax expense (benefit) Reconciliation
(Unaudited)

	Nine Months Ended March 31, 2025
(in thousands)	Senior	Healthcare Services	Life	Total
Adjusted Segment EBITDA	$153,949	$13,534	$19,747	$187,230
All other Adjusted EBITDA				9,645
Corporate & elimination of intersegment profits				(73,316)
Adjusted EBITDA				$123,559

Share-based compensation expense				(13,505)
Transaction costs				(13,358)
Depreciation and amortization				(15,584)
Loss on disposal of property, equipment, and software, net				(160)
Change in fair value of warrants				25,344
Interest expense, net				(67,160)
Income before income tax expense (benefit)				$39,136

	Nine Months Ended March 31, 2024
(in thousands)	Senior	Healthcare Services	Life	Total
Adjusted Segment EBITDA	$138,871	$6,911	$12,945	$158,727
All other Adjusted EBITDA				11,654
Corporate & elimination of intersegment profits				(67,746)
Adjusted EBITDA				$102,635

Share-based compensation expense				(10,512)
Transaction costs				(7,629)
Depreciation and amortization				(18,591)
Loss on disposal of property, equipment, and software, net				(13)
Interest expense, net				(70,141)
Loss before income tax expense (benefit)				$(4,251)

SELECTQUOTE, INC. AND SUBSIDIARIES
Net Income (Loss) to Adjusted EBITDA Reconciliation
(Unaudited)

Guidance Net income (loss) to Adjusted EBITDA reconciliation, year ending June 30, 2025:

(in thousands)	Range
Net income (loss)	$(1,000)	$28,000
Income tax expense (benefit)	—	10,000
Interest expense, net	82,000	75,000
Depreciation and amortization	22,000	20,000
Share-based compensation expense	19,000	16,000
Change in FV of warrant liability	(25,000)	(25,000)
Transaction costs	18,000	16,000
Adjusted EBITDA	$115,000	$140,000